CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in Registration Statement Nos. 333-185612, 333-208575, 333-216518 and 333-225054 on Form S-8 and Registration Statement Nos. 333-192519, 333-195662, 333-204597, 333-212107, 333-213471, 333-214593, 333-228933, 333-229278 and 333-229528 on Form S-3 of Par Pacific Holdings, Inc. of our report dated February 23, 2019 related to the financial statements of Laramie Energy, LLC as of December 31, 2018 and 2017, and for the three years ended December 31, 2018, appearing in this Annual Report on Form 10-K of Par Pacific Holdings, Inc. for the year ended December 31, 2018.
/s/ DELOITTE & TOUCHE LLP
Denver, Colorado
March 11, 2019